Exhibit 10.1

AMENDMENT TO RETIREMENT AGREEMENT AND RELEASE

This AMENDMENT TO RETIREMENT AGREEMENT AND RELEASE (“Amendment”) by and between Flexsteel Industries, Inc. (the “Company”) and Karel Czanderna (“Executive”) is effective as of the date set forth below.

RECITALS

A.           Executive and the Company are parties to a Retirement Agreement and Release executed on September 21, 2018 (the “Retirement Agreement”). All capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to them in the Retirement Agreement.

B.           Executive and the Company desire to clarify through this Amendment certain issues related to options to purchase the Company’s stock that were granted to Executive by the Company before the Retirement Date.

AGREEMENT

In consideration of the above recitals, which are hereby incorporated, and the promises set forth in this Amendment, the parties agree as follows:

1.            Amendment to Retirement Agreement. Executive and the Company agree to amend the Retirement Agreement to clarify that no provision of the Retirement Agreement waived Executive’s right to exercise any and all options to purchase shares of the Company’s stock that were granted to Executive by the Company, and that remain outstanding on the Retirement Date (such options, herein, the “Options”). Further, notwithstanding any other provision of the Retirement Agreement or any other agreement related to the Options, Executive and the Company agree that Executive shall have until the date that is three (3) years after the Retirement Date to exercise the Options, and that after the date that is three (3) years after the Retirement Date, Executive shall have no right to exercise the Options.

2.            Retirement Agreement Not Otherwise Modified; Miscellaneous. This Amendment does not change or modify the Retirement Agreement or any other agreement between Executive and the Company except as set forth in Section 1 above. All other terms of the Retirement Agreement are unmodified and apply to this Amendment as well as the Retirement Agreement. No representations as to tax consequences of this Agreement have been made to Executive by the Company or any of its representatives. The Company has not made any representations or oral or written statements on which Executive has relied in executing this Amendment.

This Amendment is effective on the 25th day of October 2018.

/s/ Karel Czanderna
Karel Czanderna

Flexsteel Industries, Inc.

/s/ Eric Rangen

By	Eric Rangen

Its	Chair, Board of Directors